UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2007
NATIONAL CITY BANK
(Depositor)
ON BEHALF OF THE
NATIONAL CITY CREDIT CARD MASTER TRUST
(Issuing Entity of the Collateral Certificate)
AND THE
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
(Issuing Entity of the Class A, Class B, and Class C notes)
(Exact name of registrant as specified in its charter)

Delaware	333-126628 333-126628-01 333-126628-02	N/A

(State or other jurisdiction of incorporation of the issuing entity)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o National City Bank 1900 East 9th Street Cleveland, Ohio	44114

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code (216) 222-2000.
N/A

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report
Section 8 — Other Events.
ITEM 8.01. Other Events.
On March 20, 2007, the National City Credit Card Master Note Trust issued its Class A, Class B and Class C Notes, Series 2007-1.
On March 20, 2007, National City Bank, as Seller and Servicer, and The Bank of New York (Delaware), as Trustee, executed the Third Amendment to the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as amended through March 20, 2007). On March 20, 2007, National City Credit Card Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee, and acknowledged by National City Bank, as Beneficiary and as Servicer, executed the First Amendment to the Indenture, dated as of August 23, 2005. On March 20, 2007, National City Bank, as Beneficiary and as Transferor, and Wilmington Trust Company, as Owner Trustee, and acknowledged and accepted by National City Credit Card Master Note Trust, executed the First Amendment to the Amended and Restated Trust Agreement, dated as of August 23, 2005.
Section 9 — Financial Statements and Exhibits
ITEM 9.01 (c). Exhibits.
The following are filed as Exhibits to this Report under Exhibit 1 and Exhibit 4:

1.1	Form of Underwriting Agreement.

4.1	Series 2007-1 Indenture Supplement dated as of March 20, 2007.

4.2	Third Amendment to the Pooling and Servicing Agreement dated as of March 20, 2007.

4.3	First Amendment to the Indenture dated as of March 20, 2007.

4.4	First Amendment to the Amended and Restated Trust Agreement dated as of March 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: March 23, 2007

National City Bank, acting soley in its capacity as depositor of National City Credit Card Master Trust and National City Credit Card Master Note Trust

By:	/s/ Russell A. Cronin, Jr.

Name: Russell A. Cronin, Jr.
Title: Senior Vice President

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.

4.1	Series 2007-1 Indenture Supplement dated as of March 20, 2007.

4.2	Third Amendment to the Pooling and Servicing Agreement dated as of March 20, 2007.

4.3	First Amendment to the Indenture dated as of March 20, 2007.

4.4	First Amendment to the Amended and Restated Trust Agreement dated as of March 20, 2007.